Filed Pursuant to Rule 424(b)(2)

Registration No. 333-156665

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated January 16, 2009)

Ascent Solar Technologies, Inc.

Up to $25,000,000

Common Stock

On February 28, 2011, we entered into an At-The-Market Equity Offering Sales Agreement with Stifel, Nicolaus & Company, Incorporated, or Stifel Nicolaus Weisel, regarding up to $25,000,000 of our common stock, $0.0001 par value per share, offered by this prospectus supplement and the accompanying prospectus dated January 16, 2009.

In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock at any time and from time to time through Stifel Nicolaus Weisel as our sales agent. Sales of the common stock, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, including sales made directly on the NASDAQ Global Market and any other trading market for the common stock, and sales to or through a market maker other than on an exchange.

The aggregate compensation payable to Stifel Nicolaus Weisel as sales agent shall be equal to 3% of the gross sales price of the shares sold through Stifel Nicolaus Weisel pursuant to the sales agreement.

Subject to the terms and conditions of the sales agreement, Stifel Nicolaus Weisel will use its commercially reasonable efforts to sell on our behalf any shares to be offered by us under the sales agreement. The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all the shares of our common stock offered by this prospectus supplement and the accompanying prospectus or (2) the termination of the sales agreement by us or by Stifel Nicolaus Weisel.

Our common stock is traded on the NASDAQ Global Market under the symbol “ASTI.” The last reported sale price of our common stock on February 25, 2011 was $3.33 per share.

Investing in our common stock involves risks. See “Risk Factors,” beginning on page S-4 and the risk factors discussed in our most recent Annual Report on Form 10-K and other information we file from time to time with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Stifel Nicolaus Weisel

The date of this prospectus supplement is February 28, 2011.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated January 16, 2009, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectus that we may provide to you in connection with this offering, in their entirety before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectus that we may provide to you in connection with this offering. We have not authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may provide to you in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus supplement, the terms “Ascent,” “we,” “us” and “our” refer to Ascent Solar Technologies, Inc.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents that they incorporate by reference. You should pay special attention to the “Risk Factors” section of this prospectus supplement beginning on page S-4 and our Annual Report on Form 10-K for the year ended December 31, 2010. Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus supplement assumes that the option granted to the underwriter to purchase additional shares of our common stock as described herein has not been exercised.

Our Business

Overview

We are a development stage company formed in October 2005 to commercialize flexible photovoltaic (“PV”) modules using proprietary technology. Our technology was initially developed at ITN Energy Systems, Inc. (“ITN”) by our founder and core scientific team beginning in 1994 and subsequently assigned and licensed to us. Our proprietary manufacturing process deposits multiple layers of materials, including a thin film of highly efficient copper-indium-gallium-diselenide (“CIGS”) semiconductor material, on a flexible, lightweight, plastic substrate and then laser patterns the layers to create interconnected PV cells, or PV modules, in a process known as monolithic integration. We believe that our technology and manufacturing process provide us with significant advantages over both the crystalline silicon based PV manufacturers that currently dominate the PV market, as well as other thin-film PV manufacturers that use rigid and/or heavier substrate materials such as glass, stainless steel or other metals. Our target markets include the building integrated PV (“BIPV”) market, the building applied PV (“BAPV”) market, the electronic integrated PV (“EIPV”) market, the military and governmental portable power markets and the space and near-space markets.

We began production in FAB1 in the first quarter of 2009. We began installation of production equipment in FAB2 in Thornton, Colorado in the first quarter of 2009 and started commercial production at FAB2 in 2010. The FAB2 facility encompasses approximately 138,000 square-feet of office and manufacturing space. Approximately 75% of the total equipment planned for delivery into FAB2 had been delivered as of December 31, 2010. We exited 2010 at an annual run rate of approximately 2 MW in FAB2. We expect that non-BIPV markets will constitute the majority of our product shipments in the first half of 2011, as we complete additional product certifications required for the BIPV/BAPV markets.

Corporate Information

We are incorporated under the laws of Delaware. Our principal business office is located at 12300 Grant Street, Thornton, Colorado 80241, and our telephone number is (720) 872-5000. Our website address is www.ascentsolar.com. Information contained on our website or any other website does not constitute part of this prospectus supplement.

THE OFFERING

Common stock offered	Up to $25,000,000 of our common stock, par value $0.0001 per share

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” beginning on page S-8 of this prospectus supplement.

NASDAQ Global Market Symbol	“ASTI”

Risk factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment in our common stock, you should carefully consider the risk factors set forth below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2010 and each subsequently filed quarterly report on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference. If one or more of the possibilities described below or in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2010 actually occur, our operating results and financial condition would likely suffer and the trading price of our common stock could fall, causing you to lose some or all of your investment in the securities we are offering.

Risks Relating to an Investment in Our Common Stock

The price of our common stock may continue to be volatile.

Our common stock is currently traded on the NASDAQ Global Market. The trading price of our common stock from time to time has fluctuated widely and may be subject to similar volatility in the future. For example, in the fiscal years ended December 31, 2010, our common stock traded as low as $2.00 and as high as $6.19, and in 2009, traded as low as $2.19 and as high as $8.83. The trading price of our common stock in the future may be affected by a number of factors, including events described in these “Risk Factors.” In recent years, broad stock market indices, in general, and smaller capitalization and PV companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs, potential liabilities and the diversion of management’s attention and resources, and could have a material adverse effect on our financial condition.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the production and sale of our PV modules and cause the price of our common stock to decline.

Future sales or the potential for future sales of our securities may cause the trading price of our common stock to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of shares of our common stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common stock or other securities to decline and could materially impair our ability to raise capital through the sale of additional securities. A large number of our outstanding shares are not registered under the Securities Act of 1933, as amended. If and when these shares are registered or become eligible for sale to the public market, the market price of our common stock could decline.

While any of our warrants are outstanding, it may be more difficult to raise additional equity capital.

There currently are warrants outstanding to purchase our securities. These warrants include Class B warrants and warrants issued to the representative of the underwriters in our initial public offering. During the term that any of our warrants are outstanding, the holders of those warrants are given the opportunity to profit from a rise in the market price of our common stock. The Class B warrants are not redeemable by us. We may find it more difficult to raise additional equity capital while these warrants are outstanding. At any time during which these warrants are likely to be exercised, we may be unable to obtain additional equity capital on more favorable terms from other sources.

If you purchase the securities sold in this offering, you may experience dilution if we issue additional equity securities in future fundraising transactions.

If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares in this offering, will experience dilution, and any such issuances may result in downward pressure on the price of our common stock.

Some provisions of our charter documents and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our Certificate of Incorporation and Bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, or for a change in the composition of our Board of Directors (our “Board”) or management to occur, even if doing so would benefit our stockholders. These provisions include:

•	authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

•	dividing our Board into three classes;

•	limiting the removal of directors by the stockholders; and

•	limiting the ability of stockholders to call a special meeting of stockholders.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by our Board. This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders. See “Description of Securities—Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws” in the accompanying prospectus.

Norsk Hydro, our largest stockholder, is exempt from the general prohibitions of Section 203 because the transaction by which it became an interested stockholder in March 2007 was approved by our Board. Because Norsk Hydro has one representative on our Board, it is less likely that a third party could become an interested stockholder without the consent of Norsk Hydro.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes “forward-looking statements” that involve risks and uncertainties. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information and, in particular, appear under headings including “Summary” and “Business.” When used in this prospectus supplement, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “foresees,” “likely,” “may,” “should,” “goal,” “target” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus supplement.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus supplement in the section captioned “Risk Factors” and in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2010. Factors you should consider that could cause these differences include, but are not limited to:

•	Our limited operating history and lack of profitability;

•	Our ability to secure equity or debt or other financing necessary to fund our operations and the acquisition of additional operating capacity;

•	Our ability to meet the cost and performance metrics and to implement the production capacity that we have forecasted;

•

Our ability to develop demand for, and sales of, our photovoltaic modules and establish strategic relationships with key distribution partners, including original equipment manufacturers, system integrators and distributors;

•	Pricing pressure in the photovoltaic module market, which may result from overcapacity in the market or reductions in manufacturing costs of our competitors;

•	Our ability to obtain necessary or desired certifications for our photovoltaic modules;

•	Whether we receive timely delivery of production tools from our equipment suppliers;

•	Our ability to design, purchase, install, qualify and operate production tools pursuant to our business plan and within budgeted amounts;

•	The extent to which we are able to reduce the per watt manufacturing costs of our photovoltaic modules, and the extent to which our competitors are able to do the same with their photovoltaic modules;

•	Global demand for electricity and the market for renewable energy, including solar energy;

•

The cost-effectiveness of photovoltaic-generated energy relative not only to that generated from conventional sources such as fossil fuels, but also to that generated from other renewable sources which include wind, biomass, geothermal and tidal power;

•	The availability of, or changes to, government policies, subsidies and incentives that affect the use or cost of renewable energy;

•	The emergence of disruptive or competing technologies in the energy industry;

•	Our competitive position and that of our photovoltaic modules relative to others in the photovoltaic and thin-film markets;

•	The extent to which our interests align with or deviate from that of Norsk Hydro Produksjon AS, our largest stockholder, and its affiliates;

•	Foreign currency exchange fluctuations, political instability in certain foreign markets or the general state of geopolitical affairs;

•	The supply and price of equipment, components and raw materials;

•	The status of our relationship with ITN Energy Systems, Inc.;

•	Our ability to attract and retain key executives and employees;

•	Our continued investment in research and development, and our ability to remain competitive through development of new technologies;

•	The extent to which we are able to manage the expansion of our operations effectively, both domestically and abroad;

•	Commencement of legal proceedings against us or by us, including proceedings relating to environmental matters or intellectual property rights;

•	Our ability to expand and protect the intellectual property portfolio that relates to our photovoltaic modules and processes;

•	The extent to which we qualify to perform research and development under the federal government’s Small Business Innovation Research program; and

•	General economic and business conditions.

There may be other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law.

USE OF PROCEEDS

The amount of proceeds from this offering will depend on the number of shares sold and the market price at which they are sold. We intend to use the net proceeds from this offering for general corporate purposes.

PLAN OF DISTRIBUTION

We have entered into an At-The-Market Equity Offering Sales Agreement, or Sales Agreement, with Stifel, Nicolaus & Company, Incorporated, or Stifel Nicolaus Weisel, under which we may issue and sell from time to time up to $25,000,000 of our common stock through Stifel Nicolaus Weisel as our sales agent. Sales of the common stock, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the NASDAQ Global Market and any other trading market for our common stock, and sales to or through a market maker other than on an exchange.

As sales agent, Stifel Nicolaus Weisel will not engage in any transactions that stabilize our common stock.

Stifel Nicolaus Weisel will offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Stifel Nicolaus Weisel. We will designate the maximum amount of common stock to be sold through Stifel Nicolaus Weisel on a daily basis or otherwise determine such maximum amount together with Stifel Nicolaus Weisel. Subject to the terms and conditions of the Sales Agreement, Stifel Nicolaus Weisel will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Stifel Nicolaus Weisel not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Stifel Nicolaus Weisel may suspend the offering of the common stock being made through Stifel Nicolaus Weisel under the Sales Agreement upon proper notice to the other party.

The aggregate compensation payable to Stifel Nicolaus Weisel as sales agent shall be equal to 3% of the gross sales price of the shares sold through it pursuant to the Sales Agreement.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock. Pursuant to a requirement of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by the offeror for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended.

Stifel Nicolaus Weisel will provide written confirmation to us following the close of trading on the NASDAQ Global Market as applicable, each day in which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the gross sales price per share, the net proceeds to us and the compensation payable by us to Stifel Nicolaus Weisel.

We will report at least quarterly the number of shares of common stock sold through Stifel Nicolaus Weisel under the Sales Agreement, the net proceeds to us and the compensation paid by us to Stifel Nicolaus Weisel in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of the common stock on our behalf, Stifel Nicolaus Weisel may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Stifel Nicolaus Weisel may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Stifel Nicolaus Weisel against certain liabilities, including liabilities under the Securities Act. In addition, we have agreed to reimburse a portion of the expenses of Stifel Nicolaus Weisel in connection with this offering up to a maximum of $50,000.

We estimate that the total expenses of the offering payable by us, excluding commissions payable to Stifel Nicolaus Weisel under the Sales Agreement, will be approximately $100,000.

We and Stifel Nicolaus Weisel each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

EXPERTS

The financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Hein & Associates LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report, and are incorporated in this prospectus supplement by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the common stock will be passed upon for us by Faegre & Benson LLP, Boulder, Colorado. Certain legal matters in connection with the offering of the common stock will be passed upon for Stifel Nicolaus Weisel by LeClairRyan, P.C., New York, New York.

INFORMATION INCORPORATED BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3. The SEC allows this filing to “incorporate by reference” information that the Company previously filed with the SEC. This means we can disclose important information to you by referring you to other documents that we have filed with the SEC. The information that is incorporated by reference is considered part of this prospectus supplement, and information that the Company files later will automatically update and may supersede this information. For further information about us and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 28, 2011;

•	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and

•	The description of our common stock contained in Forms 8-A filed on June 19, 2006 and August 8, 2006 and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number: Ascent Solar Technologies, Inc., Attention: Corporate Secretary, 12300 Grant Street, Thornton, Colorado 80241, (720) 872-5000. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Ascent Solar Technologies, Inc. The SEC’s Internet site can be found at www.sec.gov.

PROSPECTUS

ASCENT SOLAR TECHNOLOGIES, INC.

Up to $150,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

We may sell from time to time the securities offered by this prospectus at prices and on terms to be determined at or prior to the time of each sale. We will describe the specific terms and amounts of the securities offered in a prospectus supplement for each sale. You should carefully read this prospectus and any prospectus supplement before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on the NASDAQ Global Market under the symbol “ASTI.” On January 8, 2009, the last reported sale price of our common stock on the NASDAQ Global Market was $4.04 per share.

Our principal executive offices are located at 8120 Shaffer Parkway, Littleton, Colorado 80127.

These are speculative securities. Investing in these securities involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 16, 2009

In this prospectus, references to “we,” “us,” “our,” “Ascent,” “Ascent Solar” or the “Company” mean Ascent Solar Technologies, Inc.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of securities described in this prospectus in one or more offerings, up to the total dollar amounts appearing on the cover of this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities, a prospectus supplement will be provided that will contain specific information about the terms of the offering, including the type(s), amount(s) and price(s) of the securities being offered and the plan of distribution. The prospectus supplement for a particular offering may also add, update or change information contained in this prospectus. In addition, any prospectus supplement relating to a particular offering may be updated or supplemented. You should read carefully both this prospectus and any applicable prospectus supplement together with the additional information about us to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than its date, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This summary highlights information contained in this prospectus. While we believe that this summary highlights some of the most important information about Ascent Solar Technologies, Inc. and this offering, you should read this entire prospectus and the documents incorporated by reference carefully, including “Risk Factors,” before deciding to invest in our securities.

Business Overview

We are a development stage company formed in October 2005 to commercialize flexible photovoltaic (“PV”) modules using proprietary technology. Our technology was initially developed at ITN Energy Systems, Inc. (“ITN”) by our founder and core scientific team beginning in 1994 and subsequently assigned and licensed to us. Our proprietary manufacturing process deposits multiple layers of materials, including a thin film of highly efficient copper-indium-gallium-diselenide (“CIGS”) semiconductor material, on a flexible, lightweight, plastic substrate and then laser patterns the layers to create interconnected PV cells, or PV modules, in a process known as monolithic integration. We believe that our technology and manufacturing process provides us with significant advantages over both the crystalline silicon (“c-Si”) based PV manufacturers that currently dominate the PV market, as well as other thin-film PV manufacturers that use rigid and/or heavier substrate materials such as glass, stainless steel or other metals.

Our target markets include the building integrated PV (“BIPV”) market, in which solar modules are incorporated directly into building and construction materials, the electronic integrated PV (“EIPV”) market, in which solar modules are incorporated directly into portable electronic devices, and the commodity solar panel market. In the BIPV and EIPV markets, we intend to be the supplier of choice by offering high-performance, flexible PV modules that can be integrated directly into products such as roofing shingles, siding and facades, metal and composite panels and roofing membranes in the BIPV market, and electronic packages, casings, battery packs and portable power systems in the EIPV market. In the commodity solar panel market, we intend to leverage our low-cost manufacturing process to compete primarily on the basis of price.

We are incorporated under the laws of Delaware, our principal business office is located at 8120 Shaffer Parkway, Littleton, Colorado, and our telephone number is (303) 285-9885. Our website address is www.ascentsolar.com. Information contained on our website or any other website does not constitute part of this prospectus.

This Offering

Through this prospectus, we may from time to time offer and sell shares of our common stock, shares of our preferred stock, warrants (including, without limitation, our Class B warrants), and the securities issuable upon exercise or conversion of any of those securities . We may offer and sell these securities separately or together as units, but the aggregate initial offering price will not exceed $150,000,000 or the equivalent amount denominated in one or more foreign currencies. Each time we offer and sell the securities, a prospectus supplement will be provided that will contain specific information about the terms of the offering, including the type(s), amount(s) and price(s) of the securities being offered and the plan of distribution employed.

RISK FACTORS

An investment in our securities involves a high degree of risk and many uncertainties discussed in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference into this prospectus. You should carefully consider the risk factors before purchasing our securities. If one or more of the possibilities described as risks actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” that involve risks and uncertainties. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information and, in particular, appear under headings including “Prospectus Summary.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “foresees,” “likely,” “may,” “should,” “goal,” “target” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the section captioned “Risk Factors.” Factors you should consider that could cause these differences are:

•	Our limited operating history and lack of profitability;

•	Our ability to meet the cost and performance metrics that we have forecasted;

•

Our ability to develop demand for, and sales of, our PV modules and establish strategic relationships with key partners, including original equipment manufacturers (“OEMs”), system integrators and distributors;

•	Our ability to obtain necessary or desired certifications for our PV modules;

•	Whether we receive timely delivery of production tools from our equipment suppliers;

•	Our ability to design, purchase, install, qualify and operate production tools pursuant to our business plan and within budgeted amounts;

•	The extent to which we are able to reduce the per watt manufacturing costs of our PV modules, and the extent to which our competitors are able to do the same with their PV modules;

•	Global demand for electricity and the market for renewable energy, including solar energy;

•

The cost-effectiveness of PV-generated energy relative not only to that generated from conventional sources such as fossil fuels, but also to that generated from other renewable sources such as wind, geothermal and tidal power;

•	The availability of, or changes to, government policies, subsidies and incentives that affect the use or cost of renewable energy;

•	The emergence of disruptive or competing technologies in the energy industry;

•	Our competitive position and that of our PV modules relative to others in the PV and thin-film markets;

•	The extent to which our interests align with or deviate from that of Norsk Hydro Produksjon AS, our largest stockholder (“Norsk Hydro”);

•	Foreign currency exchange fluctuations, political instability in certain foreign markets or the general state of geopolitical affairs;

•	The supply and price of equipment, components and raw materials;

•	The status of our relationship with ITN;

•	Our ability to attract and retain key executives and employees;

•	Our continued investment in research and development, and our ability to remain competitive through development of new technologies;

•	The extent to which we are able to manage the expansion of our operations effectively, both domestically and abroad;

•	Commencement of legal proceedings against us or by us, including proceedings relating to environmental matters or intellectual property rights;

•	Our ability to expand and protect the intellectual property portfolio that relates to our PV modules and processes;

•	The extent to which we qualify to perform research and development under the federal government’s SBIR program; and

•	General economic and business conditions.

There may be other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law.

USE OF PROCEEDS

Unless we indicate otherwise in an applicable prospectus supplement, we currently intend to use the net proceeds from this offering primarily to purchase capital equipment and expand our rated production capacity in accordance with the commercialization and manufacturing expansion plan described in our annual and quarterly filings with the Securities and Exchange Commission. To a lesser extent, we may use some of the net proceeds to support our marketing and sales efforts, research and development activities and for general corporate and working capital purposes.

Except for estimated amounts needed to expand our rated production capacity in the increments announced by us, we have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

•	We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through dealers or agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of such methods.

We may sell the securities at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. Each time we sell securities in a particular offering, we will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the material terms of the distribution, including the number of shares and the consideration paid;

•	the identity of any underwriters, dealers, agents or purchasers that will purchase the securities;

•	the type and amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the nature of any transactions by underwriters, dealers or agents during the offering that are intended to stabilize or maintain the market price of our securities; and

•	the terms of any indemnification provisions.

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiary in the ordinary course of their businesses.

Certain persons that participate in the distribution of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of penalty bids, in connection with an offering. Certain persons may also engage in passive market-making transactions as permitted by Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.0001 par value, and 25,000,000 shares of preferred stock, $0.0001 par value. As of January 2, 2009, we had 20,943,882 shares of common stock and no shares of preferred stock outstanding.

The following is a summary of the rights of our common stock, preferred stock and certain outstanding rights to obtain our common stock. For more detailed information about our capital stock, please see our certificate of incorporation and bylaws, both as amended (our “Certificate of Incorporation” and “Bylaws,” respectively).

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and may not cumulate their votes. Holders of common stock are entitled to share in all dividends that our Board of Directors (our “Board”), in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Except for Norsk Hydro, which holds pre-emptive rights with respect to certain equity issuances by us (on terms no less favorable than any such issuance) in order to maintain its percentage ownership in our common stock, holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock.

Preferred Stock

Our Board is authorized by our Certificate of Incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders. Any shares of preferred stock so issued could have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock. At present we have no plans to issue any shares of preferred stock or to adopt any new series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our Board is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock. Our Board presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Class A Warrants

General.    In May 2007, we called all of our outstanding Class A warrants for redemption; consequently, there are no Class A warrants outstanding. However, upon exercise of 112,500 outstanding warrants held by the representative of the underwriters of our initial public offering (“IPO”), we may issue up to 112,500 Class A warrants to the representative. Because those Class A warrants will be immediately subject to a call for redemption at $0.25 per warrant, the representative will then have to decide whether to exercise its Class A warrants or hold them for redemption. Each Class A warrant entitles the holder to purchase one share of common stock at an exercise price of $6.60 per share.

Redemption.    We have the right to redeem the Class A warrants at a price of $0.25 per warrant, after providing 30 days’ prior written notice to the Class A warrantholders. In May 2007, we called our outstanding Class A public warrants for redemption, and all such Class A public warrants that remained unexercised as of June 25, 2007, the announced redemption date, are now expired. Consequently, as of January 2, 2009, there were no Class A warrants outstanding, although as of January 2, 2009, 9,090 Class A warrants had not yet been surrendered to our transfer agent for redemption at $0.25 per warrant. However, the representative of the underwriters in our IPO is entitled to receive Class A warrants upon exercise of certain warrants it received in connection with our IPO. Such Class A warrants will not be freely tradeable and will be immediately subject to a call for redemption at $0.25 per warrant. The representative will then have to decide whether to exercise its Class A warrants or hold them for redemption.

Class B Warrants

General.    As of January 2, 2009, we had 10,502,583 Class B warrants outstanding. Our Class B warrants may be exercised until their expiration date, which is July 10, 2011. Each Class B warrant entitles the holder to purchase one share of our common stock at an exercise price of $11.00 per share. This exercise price will be adjusted if specific events, summarized below, occur. A holder of Class B warrants will not be deemed a holder of the underlying stock for any purpose until the warrant is exercised. If, at their expiration date, the Class B warrants are not currently exercisable, the expiration date will be extended for 30 days following notice to the holders of the warrants that the warrants are again exercisable. If we cannot honor the exercise of Class B warrants and the securities underlying the Class B warrants are listed on a securities exchange or if there are three independent market makers for the underlying securities, we may, but are not required to, settle the warrants for a price equal to the difference between the closing price of the underlying securities and the exercise price of the warrants. Our Class B warrants are traded on the Nasdaq Global Market under the symbol “ASTIZ.”

No Redemption.    The Class B warrants are non-redeemable.

Provisions Applicable to the Class A and Class B Warrants

Exercise.     The holders of the warrants may exercise them only if a current registration statement is then in effect. Fractional shares of common stock will not be issued upon exercise of the warrants.

Adjustments in Certain Events.    The warrants provide for adjustment of the number of shares for which each warrant is exercisable if certain events occur. If we distribute to our stockholders additional shares of common stock through a dividend or distribution, or if we effect a stock split of our common stock, the total number of shares of common stock purchasable on exercise of a warrant will be adjusted so that the holder of a warrant thereafter exercised will be entitled to receive the number of shares of common stock the holder would have owned or received after such event if the warrant holder had exercised the warrant before the event causing the adjustment and held the securities received on such exercise through the record date for the event. The aggregate exercise price of the warrant will remain the same in that circumstance, but the effective purchase price per share of common stock purchasable upon exercise of the warrant will be proportionately reduced because a greater number of common stock shares will then be purchasable upon exercise of the adjusted warrant. We will make equivalent changes in the warrants if we effect a reverse stock split.

In the event of a capital reorganization or reclassification of our common stock, the warrants will be adjusted so that thereafter each warrant holder will be entitled to receive upon exercise the same number and kind of securities that such holder would have received if the warrant had been exercised before the capital reorganization or reclassification of our common stock and the securities received on such exercise had been held through the record date of the recapitalization.

If we merge or consolidate with another corporation, or if we sell our assets as an entirety or substantially as an entirety to another corporation, we will make provisions so that warrant holders will be entitled to receive upon exercise of a warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was our stockholder immediately before the transaction and who owned the same number of shares of common stock for which the warrant was exercisable immediately before the transaction. No adjustment to the warrants will be made, however, if a merger or consolidation does not result in any reclassification or change in our outstanding common stock.

2005 Stock Option Plan

Our 2005 Stock Option Plan, as amended (the “Option Plan”), currently authorizes the grant of up to 1,500,000 shares of common stock (subject to adjustment for stock splits and similar capital changes) in connection with incentive stock option grants and non-qualified stock option grants. Employees and, in the case of nonqualified stock options, directors, consultants or other service providers are eligible to receive grants under our plans. According to the terms of the Option Plan, no employee may be granted, in any fiscal year, options to purchase more than 100,000 shares. As of January 2, 2009, there were outstanding and unexercised options to purchase 1,092,200 shares under our Option Plan.

2008 Restricted Stock Plan

Our 2008 Restricted Stock Plan, as amended (the “Stock Plan”), currently authorizes the grant of up to 750,000 shares of restricted common stock and restricted stock units (subject to adjustment for stock splits and similar capital changes) to employees, directors, consultants or other service providers. According to the terms of the Stock Plan, no individual may be granted, in any fiscal year, more than 200,000 shares. Vesting of shares of restricted stock granted under the Stock Plan may occur over a specified period of time or based upon performance metrics announced at the time of grant. As of January 2, 2009, 40,000 shares of restricted stock had been granted and were outstanding under our Stock Plan. As of January 2, 2009, 68,444 restricted stock units had been granted under our Stock Plan, of which 0 were vested and outstanding.

Norsk Hydro options

In March 2007, we sold 1,600,000 shares of our restricted common stock to Norsk Hydro in a private placement pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act. We also granted two options to Norsk Hydro:

•

The “Initial Warrants Option” to purchase restricted Class A warrants (or if the Class A warrants are redeemed, common stock) and restricted Class B warrants that are otherwise identical to the Class A warrants formerly traded, and Class B warrants currently traded, on Nasdaq under the symbols ASTIW and ASTIZ, respectively. Norsk Hydro exercised this option in August 2007 to purchase 934,462 additional shares of common stock and 1,965,690 Class B warrants.

•

The “Tranche 2 Option” to purchase additional shares of restricted common stock, Class A warrants (or if the Class A warrants are redeemed, common stock) and Class B warrants that would result in Norsk Hydro owning up to 35% of our issued and outstanding common stock, Class A warrants and Class B warrants. Pursuant to its Tranche 2 Option, in March 2008, Norsk Hydro acquired an additional 2,341,897 restricted shares of our common stock and 1,689,905 Class B warrants. Gross proceeds to us from this exercise were approximately $28.4 million. In October 2008, Hydro acquired an additional 2,421,801 shares of the Company’s common stock. Gross proceeds to us from this exercise were approximately $15 million. The gross proceeds from each exercise reflected per share and per warrant purchase prices equal to the average of the closing bids of each security, as reported by Nasdaq, for the five consecutive trading days preceding each exercise.

Until June 15, 2009, the second option entitles Norsk Hydro to purchase from us additional restricted shares of common stock and Class B warrants to maintain its ownership of up to 35% of our issued and outstanding common stock and Class B warrants. The purchase price of each security obtained will be equal to the average of the closing bids of the security in the five consecutive trading days ending on and including the trading day that is one day prior to the date of exercise, as reported by Nasdaq.

In connection with the sale of these securities, Norsk Hydro received: piggyback registration rights that enable them to require us to register for resale the shares held by them if we engage in a registered public offering; and demand registration rights that became effective in March 2008. Norsk Hydro also holds pre-emptive rights with respect to certain equity issuances by us (on terms no less favorable than any such issuance) in order to maintain its percentage ownership in our common stock, but the pre-emptive rights do not apply to bona fide underwritten public offerings by us.

IPO Warrants

In connection with our IPO, we issued warrants (“IPO Warrants”) to purchase 300,000 units (each unit consisting of one share of common stock, one Class A warrant and two Class B warrants) to the representative of the underwriters of our IPO. The IPO Warrants may be exercised until July 10, 2011. As of January 2, 2009, IPO Warrants to purchase 112,500 units remain unexercised. To the extent that holders of the IPO Warrants are entitled to receive Class A warrants upon exercise of the IPO Warrants, those Class A warrants will be immediately subject to a call for redemption at $0.25 per warrant. The holders will then have to decide whether to exercise their Class A warrants or hold them for redemption. We have agreed to keep a registration statement covering the issuance and resale of the securities underlying the IPO Warrants effective until the earlier of July 10, 2011 and the time that all of the IPO Warrants have been exercised. If we cannot honor the exercise of the IPO Warrants and the securities underlying the IPO Warrants are listed on a securities exchange or if there are three independent market makers for the underlying securities, we may, but are not required to, settle the IPO Warrants for a price equal to the difference between the closing price of the underlying securities and the exercise price of the IPO Warrants. Because we are not required to settle the IPO Warrants by payment of cash, it is possible that the IPO Warrants will never be settled in shares or payment of cash.

Authorized but Unissued Shares

The authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval, unless otherwise required by law or applicable stock exchange rules. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could hinder or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.

Removal of Directors.    Our Bylaws provide that our directors may only be removed by the affirmative vote of the shares entitled to vote at an election of directors, or for cause by a majority of the Board. Although our Bylaws do not give the Board the power to approve or disapprove stockholder nominations for the election of directors or of any other business stockholders desire to conduct at an annual or any other meeting, the Bylaws may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed, or discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control, even if the conduct of that solicitation or attempt might be beneficial to our stockholders.

Staggered Board.    Staggered terms tend to protect against sudden changes in management and may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders. Our Board is divided into three classes, with one class of directors elected at each year’s annual stockholder meeting.

Special Meetings.    Our Bylaws provide that special meetings of stockholders can be called by the President, at the request of a majority of the Board or at the written request of holders of at least 50% of the shares outstanding and entitled to vote.

Undesignated Preferred Stock.    The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

Delaware Anti-Takeover Statute.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•

Prior to the date of the transaction that resulted in the stockholder becoming an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

•

Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

•

On or subsequent to the date of the transaction that resulted in the stockholder becoming an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Listing

Our common stock is listed on the Nasdaq Global Market under the trading symbol “ASTI.”

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Computershare Investor Services.

EXPERTS

The financial statements included in our annual report on Form 10-K for the year ended December 31, 2007 and incorporated into this prospectus by reference have been audited by Hein & Associates LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report, and are incorporated in this prospectus by reference in reliance upon such report given upon the authority of them as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered hereby will be passed on by Holland & Knight LLP, Portland, Oregon.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form S-3. The SEC allows this filing to “incorporate by reference” information that the Company previously has filed with the SEC. This means the Company can disclose important information to you by referring you to other documents that it has filed with the SEC. The information that is incorporated by reference is considered part of this prospectus, and information that the Company files later will automatically update and may supersede this information. For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

•	Our annual report on Form 10-K filed on March 14, 2008, which contains audited financial statements for the fiscal year ended December 31, 2007;

•	Our definitive proxy statement on Schedule 14A filed on May 15, 2008;

•	Our quarterly reports on Forms 10-Q filed on April 29, 2008, August 8, 2008 and November 10, 2008;

•

Our current reports on Forms 8-K filed on January 11, 2008, February 12, 2008, February 28, 2008, March 20, 2008, March 27, 2008, March 31, 2008, May 16, 2008, May 20, 2008, May 21, 2008, July 2, 2008, September 22, 2008, October 8, 2008, October 17, 2008 and October 20, 2008;

•	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and

•	The description of our common stock contained in Forms 8-A filed on June 19, 2006 and August 8, 2006 and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number: Ascent Solar Technologies, Inc., Attention: Corporate Secretary, 8120 Shaffer Parkway, Littleton, Colorado 80127, telephone (303) 285-9885. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement because certain information has been incorporated into the registration statement by reference in accordance with the rules and regulations of the SEC. Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate.

We are subject to the informational reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements, and other information with the SEC. You can inspect and copy these reports, proxy statements, and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available on the SEC’s web site. The address of this site is http://www.sec.gov.

INDEMNIFICATION

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	Any breach of their duty of loyalty to our company or our stockholders;

•	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	Any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we are required to indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by Delaware law. Our Bylaws also provide that we shall advance expenses incurred by a director or officer before the final disposition of any action or proceeding upon receipt of an undertaking from or on behalf of that director or officer to repay the advance if it is ultimately determined that he or she is not entitled to be indemnified. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. These agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT

LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling the Company pursuant to applicable state law, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Up to $25,000,000

Common Stock

PROSPECTUS SUPPLEMENT

February 28, 2011

Stifel Nicolaus Weisel

Neither we nor the agent have authorized anyone to provide information different from that contained in this prospectus supplement. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus. Neither the delivery of this prospectus supplement nor the sale of our common stock means that information contained in this prospectus supplement is correct after the date of this prospectus supplement. This prospectus supplement is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.